SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                      ----------------------------------


                                   FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                   SALOMON BROTHERS HIGH INCOME FUND II INC
            ------------------------------------------------------
            (Exact name of registrant as specified in its charter)



                Maryland                                13-3998455
----------------------------------------            -------------------
(State of incorporation or organization)            (I.R.S. Employer
                                                    Identification No.)


       Seven World Trade Center
          New York, New York                                10048
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(Address of principal executive offices)                  (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                        Name of each exchange on which
     to be so registered                        each class is to be registered

     Common Stock                               New York Stock Exchange, Inc.
     (par value $.001
     per share)


Securities to be registered pursuant to Section 12(g) of the Act:

     None.

          Item 1.   Description of Registrant's Securities to be Registered

          Information concerning the Common Stock is contained in the preliminary prospectus included in the Registrant's Registration Statement on

Form N-2 (Registration Nos. 333-48351 and 811-08709) filed by the Registrant pursuant to the Securities Act of 1933, as amended, on April 29, 1998 under the caption "Description of Capital Stock."  That description is incorporated herein by reference.

          Item 2.   Exhibits

          (I)  The following exhibits have been filed with the Commission:

               (1) Form of Certificate for Common Stock par value $.001 per share.<F1>
               (2) Portions of the Articles of Incorporation and By-Laws of the Registrant defining the rights of holders of shares of Common Stock.<F2>
               (3)  Registration Statement on Form N-2.

          (II) The following exhibits are to be filed with the New York Stock

Exchange, Inc.:

               (1)  Registration Statement on Form N-2.
               (2)  Articles of Incorporation of Registrant, as amended.
               (3)  By-Laws of Registrant.
               (4) Specimen certificate for Common Stock, par value $.001 per share.

____________________
[FN]
<F1> Incorporated by reference to Exhibit 2(d)(1) to Registrant's
     Registration Statement on Form N-2.

<F2> Incorporated by reference to Exhibit 2(d)(2) to Registrant's
     Registration Statement on Form N-2.

                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities

Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                      SALOMON BROTHERS HIGH INCOME FUND II INC
                                      ----------------------------------------
                                                     (Registrant)



                                      By:  /s/ Robert A. Vegliante, Esq.
                                          ------------------------------------
                                           Name:   Robert A. Vegliante, Esq.
                                           Title:  Executive Vice President



Date:  May 11, 1998